Exhibit 1

The undersigned parties hereby agree that the Schedule 13D filed herewith (and any amendments thereto) relating to the Common Stock of Chatham Lodging Trust, is being filed jointly on behalf of each of them with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended.

HG VORA SPECIAL OPPORTUNITIES MASTER FUND, LTD.

By:	/s/ Parag Vora
Name: Parag Vora
Title: Director

HG VORA CAPITAL MANAGEMENT, LLC

By:	/s/ Parag Vora
Name: Parag Vora
Title: Managing Member

/s/ Parag Vora
Parag Vora